NEWS RELEASE

FORWARD AIR CORPORATION ANNOUNCES ELECTION OF DOUGLAS M. MADDEN AS NEW INDEPENDENT DIRECTOR

GREENEVILLE, Tenn. - (BUSINESS WIRE) - September 8, 2015 - Forward Air Corporation (NASDAQ:FWRD) has elected Douglas M. Madden as a non-management director of its Board of Directors.  The Company’s Board now consists of nine members, eight of whom are non-management directors.

Mr. Madden retired as the Chief Operating Officer of Celanese Corporation, a specialty chemical and technology company (“Celanese”), in 2013. He began his career with Celanese in 1984 and served in various capacities culminating with the position of Chief Operating Officer in which he served from 2009 until his retirement in March 2013. During his time with Celanese, Mr. Madden served as the president of several of Celanese’s business units as well as the head of its global supply chain for its chemicals division.

Bruce A. Campbell, Chairman, President and CEO of the Company, commented, “Doug has extraordinary business expertise, and we are delighted that he is joining Forward Air’s board of directors. I’m confident that Doug is going to make an important and positive impact on our company.”

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Forward Air Solutions and Total Quality.

Through our Forward Air segment, we provide time-definite surface transportation and related logistics services to the North American expedited ground freight market. Our licensed property broker utilizes qualified motor carriers, including our own, and other third-party transportation companies, to offer our customers local pick-up and delivery (Forward Air Complete®) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is less time-sensitive than traditional air freight. This type of cargo is frequently referred to in the transportation industry as deferred air freight. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling. Also included in the Forward Air segment are the services performed by Central States Trucking Co. and Central States Logistics, Inc. (“CST”), which we acquired in 2014. CST provides intermodal drayage, devanning, transloading and warehousing services.

Forward Air Solutions, which we formed in July 2007, provides pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency, last mile handling and distribution of time-sensitive products to numerous destinations in specific geographic regions. Our primary customers for pool distribution are regional and nationwide distributors and specialty retailers, such as mall, strip mall and outlet-based retail chains.

TQI, which we acquired in March 2013, provides maximum security and temperature-controlled logistics services, primarily truckload services, to the life sciences sector (pharmaceutical and biotechnology products). In addition to core pharmaceutical services and other cold chain services, TQI provides truckload and less-than-truckload brokerage transportation services.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. We assume no duty to update these statements as of any future date.

Source: Forward Air Corporation
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com